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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 24, 2004


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                                 ANADIGICS, INC.
             (Exact name of registrant as specified in its charter)

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           DELAWARE                      0-25662                22-2582106
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

                  141 MT. BETHEL ROAD, WARREN, NEW JERSEY 07059
                    (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (908) 668-5000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO
SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The information provided in Item 2.03 is hereby incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On September 24, 2004, ANADIGICS, Inc., a Delaware corporation (the "Company"), issued $38,000,000 aggregate principal amount of 5.00% Convertible Senior Notes due 2009 (the "Notes"). The Notes were sold in a private placement and resold by the initial purchaser to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

         The Notes mature on October 15, 2009 and bear interest at an annual rate of 5.00%, payable semi-annually in arrears. The Notes are convertible at any time prior to maturity into shares of ANADIGICS, Inc. common stock at an initial conversion rate, subject to adjustment, of 200 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of $5.00 per share and represents a 29.5% premium to the closing price of $3.86 per share of ANADIGICS, Inc. common stock on September 20, 2004.

         If a fundamental change occurs on or prior to July15, 2009, the Company will pay a make whole premium upon the repurchase or conversion of the Notes. Subject to certain exceptions, the make whole premium will be 1% of the principal amount of the Notes plus an additional premium which is based on the date such fundamental change becomes effective and the price paid per share of the Company's common stock in the transaction comprising the fundamental change. The Company will pay the make whole premium in shares of its common stock or in the same form of consideration into which 90% or more of the shares of its common stock have been converted in connection with such fundamental change.

         The Notes have been issued under an indenture, dated as of September 24, 2004, with U.S. Bank Trust National Association, as Trustee. The indenture governing the Notes contains covenants that will limit the ability of the Company to merge or consolidate or to sell, transfer, convey or lease substantially all of the property and assets of the Company. If an event of default as specified in the indenture, shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes may accelerate the maturity of all Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

         Under a registration rights agreement, dated as of September 24, 2004, the Company has agreed to prepare and file a shelf registration statement relating to resales of the Notes and the underlying common stock and to use its reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act within the periods set forth in such agreement. The Company will be required to pay liquidated damages on the Notes if it does not meet certain deadlines provided for in the registration rights agreement, including, the failure to file the shelf registration statement within 90 days from date of the issuance of the Notes and the failure to cause such shelf registration statement to be declared effective within 180 days from the date of issuance of the Notes.

         The Company used the net proceeds of the Notes offering to reduce its outstanding indebtedness through the repurchase of $20.0 million aggregate principal amount of its outstanding 5.00% convertible senior unsecured notes due 2006. The remaining net proceeds not utilized to repurchase outstanding indebtedness will be used for general corporate purposes.

         The description as set forth above is qualified in its entirety by the indenture governing the Notes and the registration rights agreement filed herewith as exhibits.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

       (c)   Exhibits. The following exhibits are filed herewith:

   EXHIBIT NO.    DESCRIPTION
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       99.1       Indenture, dated as of September 24, 2004, between ANADIGICS,
                  Inc. and U.S. Bank Trust National Association, as Trustee
                  (including Form of Note).


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       99.2       Registration Rights Agreement, dated as of September 24, 2004, between ANADIGICS, Inc. and the initial purchaser party thereto.













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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 28, 2004

                                    ANADIGICS, Inc.
                                        (Registrant)


                                    By:        /s/ THOMAS SHIELDS
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                                        Name:    Thomas Shields
                                        Title:   Senior Vice President and Chief
                                                 Financial Officer